Exhibit 99.1

Kforce Inc. 1001 East Palm Ave. Tampa, FL 33605 (NASDAQ: KFRC)

AT THE FIRM

Michael Blackman

Senior Vice President – Investor Relations

(813) 552-2927

KFORCE REPORTS REVENUE OF $241.0 MILLION AND EPS OF $0.19 BEFORE

IMPAIRMENT CHARGE FOR THE FOURTH QUARTER OF 2008

•	Fourth quarter net income of $7.4 million, or $0.19 per share, excluding Impairment Charge

•	Records Non-Cash Impairment Charge of $115.2 Million, After Tax

TAMPA, Fla., Feb. 10, 2009 (PRIME NEWSWIRE) — Kforce Inc. (Nasdaq: KFRC), a provider of professional staffing services and solutions, today announced results for its fourth quarter of 2008. For the quarter ended December 31, 2008, revenue from continuing operations was $241.0 million, a decrease of 2.4% over the quarter ended December 31, 2007 and 4.0% over the quarter ended September 30, 2008. Excluding the non-cash goodwill and other intangible assets impairment charge recorded in the quarter ended December 31, 2008, Kforce reported net income of $7.4 million, or $0.19 per share, versus $10.0 million, or $0.24 per share, in the comparable quarter in 2007, which represents a year-over-year decline of 26.2% in net income and 20.8% in earnings per share. Net income for the quarter ended September 30, 2008 was $7.9 million, or $0.20 per share.

Excluding the non-cash goodwill and other intangible assets impairment charge, Kforce reported net income of $31.1 million, or $0.78 per share, for the year ended December 31, 2008, versus net income of $40.4 million and $0.95 per share for 2007 representing a year-over-year decline of 22.9% in net income and 17.9% in earnings per share.

Kforce also announced that it has recorded a non-cash goodwill and other intangible assets impairment charge (the “impairment charge”) in the fourth quarter of 2008 of $129.4 million on a pre-tax basis. The income tax benefit associated with this impairment charge was $14.2 million resulting in an after-tax charge to net income of $115.2 million. On a GAAP basis, Kforce reported a net loss for the quarter ended December 31, 2008 of $107.9 million, or $2.81 loss per share, and a net loss for the year ended December 31, 2008 of $84.1 million, or $2.13 loss per share.

The impairment charge results primarily from the impact that the unprecedented economic environment, including the turmoil in financial and credit markets, and increasing jobless claims and unemployment rates have had on overall equity values as well as on our operations, forecasted cash flows and market capitalization. Kforce does not expect the impairment charge to result in any cash expenditures and it is not expected to affect Kforce’s cash position, cash flow from operating activities, liquidity position or availability under its Credit Facility, nor does it have any effect on current or future operations of Kforce.

“The Firm delivered solid performance in the fourth quarter during a period where there continued to be extraordinary concerns and significant deterioration in the macroeconomic environment,” said David L. Dunkel, Chairman and CEO. Mr. Dunkel continued, “While there remains uncertainty about the length and depth of this recession, we believe the secular drivers for professional staffing and solutions remain intact. We have made and will continue to make adjustments as necessary to put Kforce in a position to perform well as we navigate through this recession and for continued strong performance as the economy improves. We believe Kforce has an experienced management team and a strong balance sheet, which allows us to be flexible from an operational and financial standpoint. During this phase of the economic cycle, our priorities are to maintain positive cash flow and retain the highly talented people that are the lifeblood of our future success. We will continue to use cash flow for debt retirement, share repurchases and acquisitions that meet very high thresholds as was the case with the recent acquisition of dNovus RDI, which we believe is a significant enhancement to our Government Solutions’ revenue footprint in the federal government sector. We are pleased to have crossed the $100 million annualized revenue threshold in the government sector, which we believe gives us a scalable platform for sustained growth. We also believe that our concerted efforts to maintain a professional staffing and solutions revenue stream that is almost entirely domestic and well-diversified from a client perspective has positioned Kforce well for the future.”

William L. Sanders, President, said, “Our vision is to be the Firm most respected by those we serve. A key aspect of our vision is building a Firm that delivers sustainable and consistent revenue and earnings performance. From our experience in past recessions, we believe we have carefully managed the risks to our revenue stream, particularly in permanent placement. We believe that steps taken during the past six years have prepared the Firm for this economic down cycle. We believe our mix of service offerings has a significantly lower exposure to economic pressures than during the last down cycle. We have exited businesses that were not aligned with our operating model. It also appears that clients have been more rational in their hiring during the past up cycle, particularly in Technology. In addition, the completion of our upgraded technology platform, the creation of our centralized National Recruiting Center and the implementation of a volume account strategy have, we believe, enhanced operating leverage and positioned the Firm well.”

Mr. Sanders noted additional operational highlights of the fourth quarter include:

•	Flex revenue of $228.2 million decreased 3.1% from $235.4 million in Q3 ‘08 and decreased 0.5% from $229.3 million in Q4 ‘07,

•	Search revenue of $12.8 million decreased 17.5% from $15.5 million in Q3 ‘08 and decreased 27.6% from $17.7 million in Q4 ‘07,

•	Flex revenue per billing day of $3.7 million in Q4 ‘08 was flat with Q3 ‘08 and decreased 2.1% from $3.8 million in Q4’ 07,

•

Flex revenue per billing day in Q4 ‘08 by segment was $2.0 million for Technology, $0.6 million for F&A, $0.7 million for HLS and $0.3 million for Government Solutions. Sequential percentage changes on a billing day basis by segment were 2.1% increase for Technology, 5% decrease for F&A, 6.5% decrease for HLS and an 15.3% increase for Government Solutions,

•	Flex gross profit declined sequentially 40 basis points to 29.8% in Q4 ‘08 from 30.2% in Q3 ‘08 and 110 basis points from 30.9% in Q4 ‘07.

Joe Liberatore, Chief Financial Officer said, “During these unprecedented times and as we head into 2009, we are very pleased with our revenue footprint and strength of our balance sheet. Our working capital at the end of 2008 is $60.3 million and our current ratio is 1.7. Additionally, during the fourth quarter of ‘08, the Board of Directors increased its authorization to repurchase up to $75 million in Kforce common stock.”

Financial highlights for 2008:

•	Total revenue from continuing operations for 2008 was $997.0 million, an increase of 2.5% from $972.8 million in 2007,

•	Earnings per share before the impact of equity based compensation expense and impairment charge for 2008 was $0.84, an 11.6% decrease from $0.95 in 2007,

•	Cash flows from operating activities for 2008 of $89.3 million increased 83.2% from $48.8 million in 2007,

•	During 2008, we repurchased 4.5 million shares of common stock at a total cost of $37.9 million with $74.8 million remaining under current Board authorizations as of December 31, 2008,

•

After taking into account the share repurchases and acquisition of dNovus RDI in December 2008, bank debt at the end of Q4 ‘08 was $38.0 million, reflecting a reduction of $12.3 million from $50.3 million at the end of 2007.

Mr. Liberatore continued, “Looking forward to the first quarter of 2009 we expect revenue may be in the $226 million to $235 million range, and earnings per share in the range of $0.05 to $0.09 which reflects an impact of approximately $0.05 per share of payroll tax related costs.”

On Tuesday, February 10, 2009, Kforce will host a conference call to discuss these results. The call will begin at 5:00 p.m. Eastern Time. The dial-in number is 800-811-0667. The replay of the call will be available from 7:00 p.m. Eastern Daylight Time Tuesday, February 10 to February 25, 2009 by dialing 888-203-1112, passcode 5468013.

This call is being webcast by Shareholder.com and can be accessed at Kforce’s web site at www.kforce.com (select “Investor Relations”). The webcast replay will be available until February 25, 2009.

About Kforce

Kforce (Nasdaq:KFRC) is a professional staffing firm providing flexible and permanent staffing solutions in the skill areas of technology, finance & accounting, and health and life sciences. Backed by over 2,000 staffing specialists, Kforce is committed to “Great People = Great Results” for our valued clients and candidates. Kforce operates with 63 offices in 41 markets in North America and two in the Philippines. For more information, please visit our Web site at http://www.kforce.com/.

The Kforce Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3749

About Kforce Government Solutions

KGS provides innovative technology, financial management, data architecture and continuous process improvement and finance and accounting solutions to federal government clients. KGS, with over 700 professionals currently on assignment, has been partnering with our clients since 1970 to successfully solve their challenges. KGS’ in-depth operational knowledge and understanding of Federal Agencies, the Defense Department, Homeland Security and industry best practices, combined with expert and highly-skilled professionals, have resulted in a comprehensive portfolio of technologically advanced and innovative consulting solutions designed to guide clients through today’s environment of complex challenges, risk, and cost. For more information, visit http://www.kforcegov.com/.

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions and growth in the staffing industry and general economy; competitive factors, risks due to shifts in the market demand, including, without limitation, shifts in demand for our Kforce Government Solutions, Health and Life Sciences, Finance and Accounting and Technology groups, as well as the market for search and flexible staffing assignments; changes in the service mix; ability of the Firm to complete acquisitions; and the risk factors listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, as well as assumptions regarding the foregoing. The words “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Firm undertakes no obligation to publicly update or revise any forward-looking statements. As a result, such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

Kforce Inc.

Summary of Operations

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended
	Dec. 31, 2008	Sept. 30, 2008	Dec. 31, 2007
Revenue by Function:
Technology	$128,781	$131,203	$131,664
Finance & Accounting	46,428	51,182	56,392
Health & Life Sciences	45,048	50,005	42,448
Government Solutions	20,697	18,528	16,451

Total Revenue	240,954	250,918	246,955

Revenue by Time:
Perm	12,775	15,487	17,652
Flexible	228,179	235,431	229,303

Total Revenue	240,954	250,918	246,955

Direct Costs Of Services	160,249	164,351	158,445

Gross Profit	80,705	86,567	88,510
GP %	33.5%	34.5%	35.8%
Flex GP %	29.8%	30.2%	30.9%

Selling, General & Administrative:
Selling, General & Administrative, Excluding Impairment	65,785	71,613	68,914
Goodwill & Intangible Assets Impairment	129,409	—	—

Total Selling, General & Administrative	195,194	71,613	68,914
Depreciation & Amortization	3,174	3,028	3,687

(Loss) Income from Operations	(117,663)	11,926	15,909

Other Expense, Net	371	422	1,031

(Loss) Income from Continuing Operations, Before Income Taxes	(118,034)	11,504	14,878

Income Tax (Benefit) Expense	(10,196)	4,522	5,709

(Loss) Income from Continuing Operations	(107,838)	6,982	9,169

(Loss) Income from Discontinued Operations, Net of Income Taxes	(40)	910	802

Net (Loss) Income	$(107,878)	$7,892	$9,971

(Loss) Earnings Per Share - Diluted	$(2.81)	$0.20	$0.24
Adjusted EBITDA Per Share	$0.40	$0.41	$0.49
Shares Outstanding - Diluted	38,408	39,977	42,209

Adjusted EBITDA	$15,634	$16,421	$20,528

Selected Cash Flow Information:
Bad Debt (Recovery) Expense from Continuing Operations	$(183)	$3,789	$(123)
Capital Expenditures	$1,471	$2,371	$3,533

Other Information:
Equity-Based Compensation Expense, Net	$462	$885	$426

Billing Days	62	64	61

Kforce Inc.

Summary of Operations

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Twelve Months Ended
	Dec. 31, 2008	Dec. 31, 2007
Revenue by Function:
Technology	$519,867	$518,788
Finance & Accounting	211,259	233,125
Health & Life Sciences	189,666	159,104
Government Solutions	76,225	61,764

Total Revenue	997,017	972,781

Revenue by Time:
Perm	65,985	75,747
Flexible	931,032	897,034

Total Revenue	997,017	972,781

Direct Costs Of Services	652,366	620,758

Gross Profit	344,651	352,023
GP %	34.6%	36.2%
Flex GP %	29.9%	30.8%

Selling, General & Administrative:
Selling, General & Administrative, Excluding Impairment	286,475	272,335
Goodwill & Intangible Assets Impairment	129,409	—

Total Selling, General & Administrative	415,884	272,335
Depreciation & Amortization	13,824	14,487

(Loss) Income from Operations	(85,057)	65,201

Other Expense, Net	2,136	4,422

(Loss) Income from Continuing Operations, Before Income Taxes	(87,193)	60,779

Income Tax Expense	1,928	23,856

(Loss) Income from Continuing Operations	(89,121)	36,923

Income from Discontinued Operations, Net of Income Taxes	5,013	3,444

Net (Loss) Income	$(84,108)	$40,367

(Loss) Earnings Per Share - Diluted	$(2.13)	$0.95
Adjusted EBITDA Per Share	$1.75	$1.97
Shares Outstanding - Diluted	39,471	42,294

Adjusted EBITDA	$70,042	$83,121

Selected Cash Flow Information:
Bad Debt Expense from Continuing Operations	$5,205	$835
Capital Expenditures	$10,368	$14,815

Other Information:
Equity-Based Compensation Expense, Net	$7,265	$2,473

Billing Days	253	251

Kforce Inc.

Key Statistics

(Unaudited)

	Q4 2008	Q3 2008	Q4 2007
Total Firm
Flex Revenue (000’s)	$228,179	$235,431	$229,303
Revenue per billing day (000’s)	$3,680	$3,679	$3,759
Sequential Flex Revenue Change	-3.1%	0.1%	1.2%
Hours (000’s)	3,794	3,862	3,831
Flex GP %	29.8%	30.2%	30.9%

Search Revenue (000’s)	$12,775	$15,487	$17,652
Placements	840	1,120	1,308
Average Fee	$15,207	$13,825	$13,486
Billing days	62	64	61

Technology
Flex Revenue (000’s)	$123,648	$125,019	$124,897
Revenue per billing day (000’s)	$1,994	$1,953	$2,047
Sequential Flex Revenue Change	-1.1%	0.9%	0.4%
Hours (000’s)	1,920	1,926	1,881
Flex GP %	27.4%	27.4%	28.0%

Search Revenue (000’s)	$5,133	$6,184	$6,766
Placements	313	407	468
Average Fee	$16,414	$15,179	$14,463

Finance & Accounting
Flex Revenue (000’s)	$39,192	$42,604	$46,164
Revenue per billing day (000’s)	$632	$666	$757
Sequential Flex Revenue Change	-8.0%	-4.6%	2.4%
Hours (000’s)	1,127	1,181	1,277
Flex GP %	34.0%	34.0%	33.8%

Search Revenue (000’s)	$7,236	$8,578	$10,229
Placements	491	675	797
Average Fee	$14,727	$12,712	$12,825

Health & Life Sciences
Flex Revenue (000’s)	$44,642	$49,280	$41,791
Revenue per billing day (000’s)	$720	$770	$685
Sequential Flex Revenue Change	-9.4%	3.2%	1.0%
Hours (000’s)	505	553	501
Flex GP %	29.2%	30.7%	33.8%

Search Revenue (000’s)	$406	$725	$657
Placements	36	38	43
Average Fee	$11,287	$19,077	$15,224

Government Solutions
Flex Revenue (000’s)	$20,697	$18,528	$16,451
Revenue per billing day (000’s)	$334	$289	$270
Sequential Flex Revenue Change	11.7%	-2.0%	4.0%
Hours (000’s)	242	202	172
Flex GP %	37.1%	39.0%	37.4%

Kforce Inc.

Key Statistics - Health & Life Sciences

(Unaudited)

	Q4 2008	Q3 2008	Q4 2007
Clinical Research
Flex Revenue (000’s)	$27,058	$29,980	$24,677
Revenue per billing day (000’s)	$436	$468	$404
Sequential Flex Revenue Change	-9.7%	1.8%	-1.0%
Hours (000’s)	304	332	277
Flex GP %	26.7%	27.5%	31.7%

Search Revenue (000’s)	$272	$490	$439
Placements	24	23	27
Average Fee	$11,343	$21,311	$16,143

Healthcare
Flex Revenue (000’s)	$17,584	$19,300	$17,114
Revenue per billing day (000’s)	$284	$302	$281
Sequential Flex Revenue Change	-8.9%	5.4%	4.0%
Hours (000’s)	201	221	224
Flex GP %	33.1%	35.5%	36.9%

Search Revenue (000’s)	$134	$235	$218
Placements	12	15	16
Average Fee	$11,176	$15,653	$13,683

Kforce Inc.

Consolidated Balance Sheets

(In Thousands)

(Unaudited)

	Dec. 31, 2008	Dec. 31, 2007
ASSETS
Current Assets:
Cash and cash equivalents	$660	$1,083
Trade receivables, net of allowance for doubtful accounts and fallouts	132,428	166,777
Income tax refund receivable	487	377
Deferred tax asset, net	5,994	8,409
Prepaid expenses and other current assets	6,177	4,268

Total current assets	145,746	180,914
Fixed assets, net	14,687	13,355
Other assets, net	29,032	31,982
Deferred tax asset non-current, net	10,627	—
Intangible assets, net	10,604	12,276
Goodwill	140,119	237,609

Total assets	$350,815	$476,136

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and other accrued liabilities	$28,084	$25,222
Accrued payroll costs	51,310	53,613
Other current debt	1,917	3,859
Income taxes payable	4,133	2,872

Total current liabilities	85,444	85,566
Long-term debt - credit facility	38,022	50,330
Long-term debt - other	2,294	2,670
Deferred tax liability, net	—	6,624
Other long-term liabilities	19,212	18,478

Total liabilities	144,972	163,668
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock	—	—
Common stock	619	609
Additional paid-in capital	325,187	310,165
Accumulated other comprehensive income	389	—
Retained earnings	28,472	112,580
Less reacquired shares at cost	(148,824)	(110,886)

Total stockholders’ equity	205,843	312,468

Total liabilities and stockholders’ equity	$350,815	$476,136

Kforce Inc.

Selected Financial Information and Reconciliations

(In Thousands, Except Per Share Amounts)

(Unaudited)

Net Income and Earnings Per Share Before Impairment Charge

	Three Months Ended Dec. 31, 2008		Twelve Months Ended Dec. 31, 2008
	$	Per share	$	Per share
GAAP Net Loss	$(107,878)	$(2.81)	$(84,108)	$(2.13)
Goodwill & Intangible Assets Impairment, Pre-Tax	129,409	3.37	129,409	3.28
Tax benefit from impairment charge	(14,174)	(0.37)	(14,174)	(0.36)

Goodwill & Intangible Assets Impairment, After-Tax	115,235	3.00	115,235	2.92
Earnings Per Share Adjustment (*)	—	—	—	(0.01)

Adjusted Net Income and Earnings Per Share	$7,357	$0.19	$31,127	$0.78

Weighted Average Shares Outstanding - Basic	38,408		39,471
Weighted Average Shares Outstanding - Diluted	38,860		39,926

Adjusted Net Income and Earnings Per Share, a non-GAAP financial measure, is defined as net income before the non-cash impairment charges related to goodwill and intangible assets. Adjusted Net Income should not be considered a measure of financial performance under generally accepted accounting principles and has been provided for consistency and comparability of the 2008 results with net income and earnings per share from prior periods.

(*)	This earnings per share adjustment is necessary to properly reconcile net loss per share on a GAAP basis to Adjusted Net Income per share. Earnings Per Share Before Impairment Charge, a non-GAAP financial measure, is based on Net Income Before Impairment Charge and diluted weighted average shares outstanding; however, the reconciling items within the table above are based on basic weighted average shares outstanding, as the inclusion of dilutive securities such as stock options and stock awards would have an anti-dilutive effect on loss per share.

Quarterly Adjusted EBITDA

	Three Months Ended
	Dec. 31, 2008		Sept. 30, 2008		Dec. 31, 2007
	$	Per share	$	Per share	$	Per share
GAAP Net (Loss) Income	$(107,878)	$(2.81)	$7,892	$0.20	$9,971	$0.24
(Loss) Income from Discontinued Operations, Net of Income Taxes	(40)	(0.00)	910	0.02	802	0.02

(Loss) Income from Continuing Operations	$(107,838)	$(2.81)	$6,982	$0.18	$9,169	$0.22
Goodwill & Intangible Assets Impairment, Pre-Tax	129,409	3.37	—	—	—	—
Depreciation & Amortization	3,174	0.08	3,028	0.08	3,687	0.09
Amortization of Stock Options & SARS	147	0.00	668	0.01	611	0.01
Amortization of Restricted Stock & PARS	571	0.01	791	0.02	303	0.01
Interest Expense and Other	367	0.01	430	0.01	1,049	0.02
Income Tax (Benefit) Expense	(10,196)	(0.27)	4,522	0.11	5,709	0.14
Earnings Per Share Adjustment (*)	—	0.01	—	—	—	—

Adjusted EBITDA	$15,634	$0.40	$16,421	$0.41	$20,528	$0.49

Weighted Average Shares Outstanding - Basic	38,408		39,249		41,548
Weighted Average Shares Outstanding - Diluted	38,860		39,977		42,209

Adjusted EBITDA, a non-GAAP financial measure, is defined as earnings before income (loss) from discontinued operations, non-cash impairment charges, interest, income taxes, depreciation and amortization and amortization of stock-based compensation expense. Adjusted EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance.

(*)	This earnings per share adjustment is necessary to properly reconcile net loss per share on a GAAP basis to Adjusted EBITDA per share. Adjusted EBITDA Per Share, a non-GAAP financial measure, is based on Adjusted EBITDA and diluted weighted average shares outstanding; however, the reconciling items within the table above are based on basic weighted average shares outstanding, as the inclusion of dilutive securities such as stock options and stock awards would have an anti-dilutive effect on loss per share.

Quarterly Net Income before Equity-Based Compensation Expense and Impairment Charge

	Three Months Ended
	Dec. 31, 2008		Sept. 30, 2008		Dec. 31, 2007
	$	Per share	$	Per share	$	Per share
GAAP Net (Loss) Income	$(107,878)	$(2.81)	$7,892	$0.20	$9,971	$0.24
(Loss) Income from Discontinued Operations, Net of Income Taxes	(40)	(0.00)	910	0.02	802	0.02

(Loss) Income from Continuing Operations	$(107,838)	$(2.81)	$6,982	$0.18	$9,169	$0.22
Goodwill & Intangible Assets Impairment, Net of Income Taxes	115,235	3.00	—	—	—	—
Equity-Based Compensation Expense, Net:
Alternative LTI Valuation Expense	—	—	—	—	(213)	0.00
Amortization of Stock Options & SARS	147	0.00	668	0.01	611	0.01
Amortization of Restricted Stock & PARS	571	0.01	791	0.02	303	0.01
Income Tax (Benefit) Expense	(256)	0.00	(574)	(0.01)	(275)	(0.01)

Equity-Based Compensation Expense, Net	462	0.01	885	0.02	426	0.01

Net Income before Equity-Based Compensation Expense and Impairment Charge	$7,859	$0.20	$7,867	$0.20	$9,595	$0.23

Weighted Average Shares Outstanding - Basic	38,408		39,249		41,548
Weighted Average Shares Outstanding - Diluted	38,860		39,977		42,209

“Net Income before Equity-Based Compensation Expense and Impairment Charge”, a non-GAAP financial measure, is defined as income from continuing operations, excluding non-cash impairment charges, before compensation expense incurred in conjunction with awards accounted for under Statement of Financial Accounting Standards No. 123R “Share-Based Payment” (“SFAS 123R”). SFAS 123R requires Kforce to measure the cost of employee services received in exchange for an equity based award based on the grant-date fair value of the award (with limited exceptions). That cost is recognized over the period in which the employee is required to provide service in exchange for the award, which is usually the vesting period.

Adjusted Net Income, Adjusted EBITDA and Net Income before Equity-Based Compensation Expense and Impairment Charge are key measures used by management to evaluate its operations and to provide useful information to investors. These measures should not be considered in isolation or as an alternative to net income, cash flows data or other financial statement information presented in the consolidated financial statements as indicators of financial performance or liquidity. These measurements are not determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations. The measures as presented may not be comparable to similarly titled measures of other companies.

Kforce Inc.

Selected Financial Information and Reconciliations

(In Thousands, Except Per Share Amounts)

(Unaudited)

Year to Date Adjusted EBITDA

	Twelve Months Ended
	Dec. 31, 2008		Dec. 31, 2007
	$	Per share	$	Per share
GAAP Net (Loss) Income	$(84,108)	$(2.13)	$40,367	$0.95
Income from Discontinued Operations, Net of Income Taxes	5,013	0.13	3,444	0.07

(Loss) Income from Continuing Operations	$(89,121)	$(2.26)	$36,923	$0.88
Goodwill & Intangible Assets Impairment, Pre-Tax	129,409	3.28	—	—
Depreciation & Amortization	13,824	0.35	14,487	0.35
Acceleration of SARS & PARS	6,009	0.15	—	—
Amortization of Stock Options & SARS	2,363	0.06	2,310	0.05
Amortization of Restricted Stock & PARS	3,372	0.09	1,120	0.03
Interest Expense and Other	2,258	0.06	4,425	0.10
Income Tax Expense	1,928	0.05	23,856	0.56
Earnings Per Share Adjustment (*)	—	(0.03)	—	—

Adjusted EBITDA	$70,042	$1.75	$83,121	$1.97

Weighted Average Shares Outstanding - Basic	39,471		41,308
Weighted Average Shares Outstanding - Diluted	39,926		42,294

Adjusted EBITDA, a non-GAAP financial measure, is defined as earnings before income from discontinued operations, non-cash impairment charges, interest, income taxes, depreciation and amortization and amortization of stock-based compensation expense. Adjusted EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance.

(*)	This earnings per share adjustment is necessary to properly reconcile net loss per share on a GAAP basis to Adjusted EBITDA per share. Adjusted EBITDA Per Share is based on Adjusted EBITDA and diluted weighted average shares outstanding; however, the reconciling items within the table above are based on basic weighted average shares outstanding, as the inclusion of dilutive securities such as stock options and stock awards would have an anti-dilutive effect on loss per share.

Year to Date Net Income before Equity-Based Compensation Expense and Impairment Charge

	Twelve Months Ended
	Dec. 31, 2008		Dec. 31, 2007
	$	Per share	$	Per share
GAAP Net (Loss) Income	$(84,108)	$(2.13)	$40,367	$0.95
Income from Discontinued Operations, Net of Income Taxes	5,013	0.13	3,444	0.07

(Loss) Income from Continuing Operations	$(89,121)	$(2.26)	$36,923	$0.88
Goodwill & Intangible Assets Impairment, Net of Income Taxes	115,235	2.92	—	—
Equity-Based Compensation Expense, Net:
Alternative LTI Valuation Expense	—	—	641	0.03
Acceleration of SARS & PARS	6,009	0.15	—	—
Amortization of Stock Options & SARS	2,363	0.06	2,310	0.05
Amortization of Restricted Stock & PARS	3,372	0.09	1,120	0.03
Income Tax Expense	(4,479)	(0.12)	(1,598)	(0.04)

Equity-Based Compensation Expense, Net	7,265	0.18	2,473	0.07

Net Income before Equity-Based Compensation Expense and Impairment Charge	$33,379	$0.84	$39,396	$0.95

Weighted Average Shares Outstanding - Basic	39,471		41,308
Weighted Average Shares Outstanding - Diluted	39,926		42,294

“Net Income before Equity-Based Compensation Expense and Impairment Charge”, a non-GAAP financial measure, is defined as income from continuing operations, excluding non-cash impairment charges, before compensation expense incurred in conjunction with awards accounted for under Statement of Financial Accounting Standards No. 123R “Share-Based Payment” (“SFAS 123R”). SFAS 123R requires Kforce to measure the cost of employee services received in exchange for an equity based award based on the grant-date fair value of the award (with limited exceptions). That cost is recognized over the period in which the employee is required to provide service in exchange for the award, which is usually the vesting period.

Adjusted EBITDA and Net Income before Equity-Based Compensation Expense and Impairment Charge are key measures used by management to evaluate its operations and to provide useful information to investors. These measures should not be considered in isolation or as an alternative to net income, cash flows data or other financial statement information presented in the consolidated financial statements as indicators of financial performance or liquidity. These measurements are not determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations. The measures as presented may not be comparable to similarly titled measures of other companies.